Exhibit 99.1

Empire Resorts to be Acquired by Kien Huat Realty III Limited and Genting Malaysia Berhad

Transaction Provides a 15% Premium to Empire Resorts Stockholders

Empire Resorts to Receive Credit Support Through Transaction Close

MONTICELLO, N.Y. August 19, 2019 — Empire Resorts, Inc. (NasdaqGM: NYNY) (“Empire Resorts” or the “Company”) today announced a definitive agreement under which affiliates of Kien Huat Realty III Limited (“Kien Huat”) and Genting Malaysia Berhad (“Genting Malaysia”) will acquire all of the outstanding equity of the Company not currently owned by Kien Huat or its affiliates for $9.74 in cash per share of common stock, and with each share of the Company’s Series B preferred stock receiving the same consideration on an as-converted to common stock basis. Kien Huat is currently the holder of approximately 86% of Empire Resorts’ outstanding shares of common stock, including common stock issuable upon conversion of the Company’s Series F convertible preferred stock.

The purchase price represents a premium of approximately 15% over the closing share price of Empire Resorts’ common stock on August 16, 2019, the last trading day prior to today’s announcement. The Board of Directors of Empire Resorts has approved the transaction on the unanimous recommendation of the previously formed special committee of independent directors.

Empire Resorts and Kien Huat also amended Kien Huat’s existing preferred stock commitment letter with the Company, which, subject to the terms thereof, enhances Empire Resorts’ access to capital through February 2020. The amendment increases Kien Huat’s remaining commitments from $52 million to $77 million. This credit support will enable the Company to continue satisfying its debt obligations, while facilitating its operating strategy.

“We are pleased to reach this agreement and provide immediate certain cash value to our stockholders,” said Keith Horn, independent director of Empire Resorts and chair of the special committee. “Kien Huat has been a true partner for Empire Resorts, and we look forward to welcoming Genting Malaysia into our ongoing relationship. With Kien Huat and Genting Malaysia, we will be part of an extensive and attractive organization with enhanced scale and global reach. Importantly, Kien Huat has agreed to provide incremental credit support to Empire Resorts, which will enable the Company to meet its debt obligations as we continue to execute on our business strategy.”

Ryan Eller, President and Chief Executive Officer of Empire Resorts, said, “With the resources and support of Kien Huat and Genting Malaysia, Empire Resorts will be better positioned financially and operationally, which will help us advance our mission of delivering a winning combination of luxury facilities, quality entertainment and exceptional customer service. This transaction is a win-win for all our stakeholders, including our stockholders, customers, employees, creditors and the communities in which we operate. Importantly, we expect our employees will benefit from new opportunities for career development as part of a larger organization. I look forward to working closely with Kien Huat and Genting Malaysia to seamlessly complete the transaction.”

Transaction Details

Under the terms of the agreement, Empire Resorts’ special committee, with the assistance of its financial advisor, will conduct a 10-business day “go-shop” process following the date of the announcement of the definitive agreement, during which it will actively initiate, solicit, encourage and evaluate alternative acquisition proposals, and potentially enter into negotiations with any parties that may offer alternative acquisition proposals. This process will facilitate our efforts to maximize value for stockholders. Empire Resorts will have the right to terminate the definitive agreement to accept a superior proposal, if one is received, subject to the terms and conditions of the definitive agreement. There can be no assurance that this “go-shop” process will result in a superior proposal or that any other transaction will be approved or completed. Empire Resorts does not intend to disclose developments with respect to the solicitation process unless and until its special committee makes a determination requiring further disclosure.

The transaction is expected to close in the fourth quarter of 2019. The transaction requires “majority of the minority” stockholder approval and provides an opportunity for Empire Resorts’ stockholders to exercise their appraisal rights in connection with the proposed transaction. The transaction is also subject to the satisfaction of customary closing conditions and regulatory approvals, including obtaining specified gaming authority approvals and performance of the parties’ contractual obligations through closing. Kien Huat has also entered into a voting agreement under which it has committed its voting shares in support of the transaction. Upon completion of the transaction, Empire Resorts will become a privately-held company and its common stock will no longer be listed on any public market.

Moelis & Company LLC is serving as financial advisor to Empire Resorts’ special committee and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as its legal advisor. Cleary Gottlieb Steen & Hamilton LLP is serving as legal advisor to Genting Malaysia.

About Empire Resorts, Inc.

Empire Resorts, Inc. was organized as a Delaware corporation on March 19, 1993, and since that time has served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

Empire owns and operates Resorts World Catskills, an all-season integrated destination casino resort located in Sullivan County, New York, approximately 90 miles from New York City, including the 101-room lifestyle hotel The Alder adjacent to the casino. Empire also owns and operates Monticello Raceway, a harness horseracing facility that began racing operations in 1958 in Monticello, New York, approximately 90 miles northwest of New York City.

Further information about the Company is available at www.empireresorts.com, www.rwcatskills.com and www.monticellocasinoandraceway.com.

Important Notice Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expression, or the negative of these terms or similar expressions. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives of the Company and are subject to significant risks and uncertainties. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks related to the proposed transaction with Kien Huat, including the risk that the proposed transaction may not occur, the risk of unexpected costs or liabilities, delays due to regulatory review, the risk that certain closing conditions may not be timely satisfied or waived, the risk of litigation, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, and the risk that general and business conditions may change. Risk factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission (“SEC”). Such reports are available on the SEC’s website (www.sec.gov). We caution you not to place undue reliance on any forward-looking statements, which are made as of the date hereof or as otherwise specified herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. The Company intends to file a proxy statement and other relevant materials with the SEC in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in the Company’s common stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://www.empireresorts.com), or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.empireresorts.com, by writing to Empire Resorts, Inc., at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY, 12701.

Contacts

For Empire Resorts:

Talya Regan, 845-428-7200, EXT. 1646

Public Relations Manager

tshlang@rwcatskills.com

Matthew Sherman / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449